MONTHLY STATEMENT
                  _____________________________________________

                            FIRST DEPOSIT MASTER TRUST
                                SERIES 1995-1
                  _____________________________________________


     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1995-1 Supplement dated as of June 1, 1995 (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank ("FDNB"), Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company, Trustee, FDNB as Servicer is required to prepare certain information each month regarding current distributions to Senior Certificateholders and the Collateral Interest Holder and the performance of the First Deposit Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1995-1 Certificates with respect to the Distribution Date occurring on February 18, 1997, and with respect to the performance of the Trust during the month of January is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the Current Monthly Distribution for the Series 1995-1 Senior Certificates (stated on the basis of $1,000 original certificate principal amount)

   (1) The total amount distributed to Senior Certificateholders per
       $1,000 original certificate principal amount                    $5.359137

   (2) The amount set forth in A(1) above distributed to Senior Certificateholders with respect to interest per $1,000 original
       certificate principal amount                                    $5.359137

   (3) The amount set forth in A(1) above distributed to Senior Certificateholders with respect to principal per $1,000 original
       certificate principal amount                                    $0.000000

B) Information Regarding the Performance of the Trust

   (1) Allocation  of  Receivables Collections to the Series 1995-1 Certificates

       (a) The aggregate amount of Finance Charge Receivables collected during  the  Monthly  Period  immediately  preceding the Distribution
           Date                                                   $81,848,928.79

       (b) The aggregate amount of Interchange collected and allocated to  the  Trust  for  the Monthly Period immediately preceding the
           Distribution Date                                       $2,044,561.00

       (c) The aggregate amount of Principal Receivables collected during  the  Monthly  Period  immediately  preceding the
           Distribution Date                                      297,788,580.94

       (d) The  Floating Allocation Percentage with respect to the
           Series  1995-1  Certificates  for the Monthly Period immediately
           preceding the Distribution Date                            20.237434%

       (e) The Principal Allocation Percentage with respect to the
           Series  1995-1  Certificates  for the Monthly Period immediately
           preceding the Distribution Date                            20.237434%

       (f) The Finance Charge Receivables and Interchange collected and allocated to the Series 1995-1 Certificates for the Monthly Period
           immediately preceding the Distribution Date            $16,977,889.97

       (g) The Principal Receivables collected and allocated to the
           Series  1995-1  Certificates  for the Monthly Period immediately
           preceding the Distribution Date                        $60,264,768.73

    (2) Available Finance Charge Collections and Reallocated Principal Collections for Series 1995-1 for the Monthly Period immediately preceding the Distribution Date

        (a) The Finance Charge Receivables and Interchange collected and
            allocated to the Series 1995-1 Certificates           $16,977,889.97

        (b) Collection Account and Special Funding Account investment
            earnings allocated to the Series 1995-1 Certificates      $11,243.68

        (c) Principal Funding Account Investment Proceeds                  $0.00

        (d) Prefunding Account Investment Proceeds                         $0.00

        (e) Reserve Account withdrawals, if applicable                     $0.00

        (f) Additional Finance Charges from other Series allocated to
            the Series 1995-1 Certificates                                 $0.00

        (g) Payments, if any, on deposit as of the Determination Date
            received from any Interest Rate Protection Agreements          $0.00

        (h) Reallocated Principal Collections                              $0.00

        (i) Total Available Finance Charge Collections and Reallocated
            Principal  Collections  for  Series  1995-1 (total of (a), (b),
            (c), (d), (e), (f), (g) and (h) above)                $16,989,133.65

   (3) Available Principal Collections for Series 1995-1 for the Monthly Period immediately preceding the Distribution Date

       (a) The Principal Receivables collected and allocated to the
           Series 1995-1 Certificates                             $60,264,768.73

       (b) Shared Principal Collections from other Series allocated to
           the Series 1995-1 Certificates                                  $0.00

       (c) Additional amounts to be treated as Available Principal
           Collections pursuant to the Series Supplement           $6,023,189.78

       (d) Reallocated Principal Collections                               $0.00

       (e) Available Principal Collections for Series 1995-1 (total of
           (a), (b) and (c) minus (d) above)                      $66,287,958.51

   (4) Delinquent Balances in the Trust

       The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

       (a)     31-60 days             $90,915,138
       (b)     61-90 days              56,587,817
       (c)     91 or more days         94,948,746

       (d)     Total Delinquencies   $242,451,701


   (5) Defaulted Amount

       (a) The aggregate amount of Defaulted Receivables with respect to  the  Trust  for  the Monthly Period immediately preceding the
           Distribution Date                                      $33,101,187.07

       (b) The aggregate amount of Recoveries of Defaulted Receivables processed  during  the  Monthly  Period immediately preceding the
           Distribution Date                                       $3,338,571.63

       (c) The Defaulted Amount for the Monthly Period immediately preceding  the  Distribution Date [Defaulted Receivables minus
           Recoveries]                                            $29,762,615.44

       (d) The Defaulted Amount for the Monthly Period immediately preceding  the  Distribution  Date allocable to the Series
           1995-1 Certificates (the "Series 1995-1 Defaulted
           Amount")                                                $6,023,189.78

       (e) The  Senior Defaulted Amount [Series 1995-1 Defaulted Amount
           multiplied by the Senior Percentage]                    $4,758,319.92

   (6) Senior Charge-Offs

       (a) The excess, if any, of the Senior Defaulted Amount over the sum of (i) Available Finance Charge Collections applied to such Senior Defaulted Amount, (ii) Reallocated Principal
           Collections and (iii) the amount by  which  the  Collateral
           Invested Amount has been reduced in respect of such Senior
           Defaulted Amount (a "Senior Charge-Off")                        $0.00

       (b) The amount of the Senior Charge-Off set forth in item 6(a)
           above,  per  $1,000 original certificate principal amount
           (which will have the effect  of  reducing,  pro rata, the
           amount of each Senior Certificateholder's investment)       $0.000000

       (c) The total amount reimbursed on the Distribution Date in respect of  Senior Charge-Offs for prior Distribution
           Dates                                                           $0.00

       (d) The amount set forth in item 6(c) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Senior
           Certificateholder's investment)                             $0.000000

       (e) The  amount, if any, by which the outstanding principal balance of the Senior Certificates exceeds the Senior Invested Amount and the Senior Initial Percentage of the Prefunding Account Balance, if any, as of the Distribution Date, after giving effect  to  all  deposits, withdrawals and distributions on such
           Distribution Date                                               $0.00

   (7) Reductions in the Collateral Interest

       (a) The excess, if any, of the Collateral Defaulted Amount over
           Available  Finance  Charge  Collections  applied  to such
           Collateral Defaulted Amount                                     $0.00

       (b) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of Reallocated Principal
           Collections                                                     $0.00

       (c) The amount by which the Collateral Invested Amount has been reduced  on the Distribution Date in respect of the unpaid
           Required Amount                                                 $0.00

       (d) The total amount by which the Collateral Invested Amount has been reduced on the Distribution Date as set forth in items
           7(a), (b) and (c)                                               $0.00

       (e) The total amount reimbursed on the Distribution Date in respect  of reductions in the Collateral Invested Amount on prior
           Distribution Dates                                              $0.00

       (f) The  amount, if any, by which the outstanding principal balance  of the Collateral Interest exceeds the Collateral
           Invested Amount and the Collateral Percentage of the Prefunding Account Balance, if any, as of the Distribution Date, after giving  effect  to  all  deposits, withdrawals and distributions
           on the Distribution Date                                        $0.00

   (8) Investor Monthly Servicing Fee

       The amount of the Series 1995-1 Monthly Servicing Fee payable to the
       Servicer on the Distribution Date                           $1,385,416.67

   (9)  Prefunding Account

        (a) The Prefunding Account Balance on the Distribution Date        $0.00

        (b) The Senior Percentage of the Prefunding Account Balance on the
            Distribution Date                                              $0.00

        (c) The Collateral Percentage of the Prefunding Account Balance
            on the Distribution Date                                       $0.00

  (10) Senior Monthly Interest

       (a) Senior Monthly Interest payable on the Distribution
           Date                                                    $4,022,032.07

  (11) Principal Funding Account Amount

       (a) The amount on deposit in the Principal Funding Account on the  Distribution  Date,  after giving effect to all deposits,
           withdrawals and distributions on such Distribution Date         $0.00

       (b) Deposits to the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in September, 1999. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

  (12) Deficit Controlled Accumulation Amount

       The Deficit Controlled Accumulation Amount for the Distribution Date, after giving effect to all deposits, withdrawals and
       distributions on such Distribution Date                             $0.00

  (13) Reserve Account (if applicable)

       (a) The amount on deposit in the Reserve Account, if funded, on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the
           related Transfer Date                                             N/A

       (b) The Required Reserve Account Amount, if any, selected by the
           Servicer                                                          N/A

C) Senior Invested Amount

   (1) The  Senior Invested Amount and the Senior Percentage of the
       Prefunding  Account  Balance  on  the  date  of  issuance (the
       "Senior Initial Amount")                                  $750,500,000.00

   (2) The  Senior Invested Amount and the Senior Percentage of the
       Prefunding  Account  Balance,  if  any, on the Distribution Date,
       after giving effect  to  all  deposits,  withdrawals and distributions
       on such Distribution Date                                 $750,500,000.00

   (3) The Pool Factor for the Distribution Date (which represents the ratio  of  the  Senior  Invested  Amount  and  the  Senior  Percentage
       of the Prefunding Account Balance, if any, as of such Distribution
       Date, after giving effect to any adjustment in the Senior Invested Amount on such Distribution Date, to the Senior Initial Amount).
       The  amount  of  a  Senior Certificateholder's  pro  rate  share  of the Senior Invested Amount and the Prefunding Account Balance, if any, can be determined by multiplying the original denomination of the Senior Certificateholder's Certificate by the Pool
       Factor                                                           1.000000

D) Collateral Invested Amount

   (1) The Collateral Invested Amount and the Collateral Percentage of
       the Prefunding Account Balance on the date of issuance    $199,500,000.00

   (2) The Collateral Invested Amount and the Collateral Percentage of
       the Prefunding Account Balance, if any, on the Distribution Date,
       after giving effect  to  all  deposits,  withdrawals and distributions
       on such Distribution Date                                 $199,500,000.00

   (3) The Collateral Invested Amount as a percentage of the sum of the Collateral Invested Amount and the Senior Invested Amount on such
       Distribution Date                                                  21.00%

E) Receivables Balances

   (1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly
       Period                                                     $4,550,758,674

   (2) The aggregate amount of Finance Charge Receivables in the Trust at  the close of business on the last day of the immediately preceding
       Monthly Period                                                $91,015,885

F)  Annualized Percentages

    (1) The Gross Yield (Available Finance Charge Collections for the
        Series 1995-1 Certificates for the preceding Monthly Period (excluding payments received from Interest Rate Protection Agreements) divided by the Invested Amount of the Series 1995-1 Certificates and the Prefunding Account balance, if any, as of the last day of the next preceding Monthly Period, multiplied by
        12)                                                               21.46%

    (2) The Net Loss Rate (the Series 1995-1 Defaulted Amount for the
        preceding  Monthly  Period divided by the Invested Amount of the
        Series 1995-1 Certificates and the Prefunding Account balance, if any, as of the last day of the next preceding Monthly Period,
        multiplied by 12)                                                  7.61%

    (3) The Portfolio Yield (the Gross Yield minus the Net Loss Rate for the Series 1995-1 Certificates for the preceding Monthly
        Period)                                                           13.85%

    (4) The Base Rate (Monthly Interest plus Monthly Servicing Fee (based on  an  assumed  Servicing Fee Rate of 2% per annum) for the preceding Monthly Period  with respect to the related Distribution
        Date, divided by the Invested Amount  of  the Series 1995-1
        Certificates and the Prefunding Account Balance, if any, as of the last day of the next preceding Monthly Period, multiplied
        by 12)                                                             8.50%

    (5) The Net Spread (the Portfolio Yield minus the Base Rate for the
        Series 1995-1 Certificates for the preceding Monthly Period)       5.35%

    (6) The Monthly Payment Rate (Collections of Principal Receivables
        and  Finance  Charge  Receivables with respect to all Receivables in the Trust for  the  preceding Monthly Period divided by the amount of Receivables in the Trust as of the last day of the next
        preceding Monthly Period)                                          7.98%

G) Series 1995-1 Information for the Last Three Distribution Dates

   1)     Gross Yield

          a)         2/18/97          21.46%
          b)         1/15/97          21.14%
          c)        12/16/96          18.26%

    2)    Net Loss Rate

          a)         2/18/97           7.61%
          b)         1/15/97           6.98%
          c)        12/16/96           6.94%

    3)    Net Spread (Portfolio Yield Minus Base Rate)

          a)         2/18/97           5.35%
          b)         1/15/97           6.32%
          c)        12/16/96           3.49%

          Three Month Average          5.05%

    4)    Monthly Payment Rate

          a)        2/18/97            7.98%
          b)        1/15/97            7.72%
          c)       12/16/96            6.57%



                         FIRST DEPOSIT NATIONAL BANK,
                         Servicer


                         By:    /s/ David J. Petrini
                                ________________________
                         Name:  David J. Petrini
                         Title: Senior Vice President and Chief Financial
                                Officer